Contact:	Kevin Kohn
LivePerson, Inc.
212-609-4240
kkohn@liveperson.com

LivePerson Completes Acquisition of Kasamba, Inc.

Combined company will provide a platform enabling delivery of trusted expert advice to online consumers

NEW YORK, NY— October 3, 2007 — LivePerson, Inc. (Nasdaq: LPSN), a provider of online conversion solutions, today announced the completion of its acquisition of Kasamba, Inc., a leading online provider of live expert advice delivered to consumers via real-time chat. LivePerson has acquired all of the outstanding capital stock of Kasamba in exchange for approximately 4.1 million shares of LivePerson common stock and $9 million in cash. LivePerson will also assume approximately 624,000 outstanding options as part of the transaction.

Accelerating LivePerson’s expansion into the business-to-consumer market, the acquisition extends the value the company delivers to its growing base of business customers through a community that will connect consumers with experts in a broad range of categories. This community can provide a central forum where consumers can interact with experts, existing LivePerson customers and trusted advisors to make more informed online buying decisions.

Kasamba has created one of the world’s largest communities of chat-based paid experts, with more than a million monthly site visitors. The acquisition solidifies LivePerson’s commitment to expand its global presence as a leader in real-time online solutions, through a direct link with online consumers seeking trusted expert advice.

“We will provide a web destination where consumers can find expert help in real time,” said LivePerson CEO Robert LoCascio. “By building an online marketplace where experts can provide trusted advice on a broad range of topics, LivePerson is again redefining the online experience for consumers and our growing customer base of more than 5,000 businesses. We believe this expansion will create a unique value proposition for experts, consumers and our customers.”

LivePerson expects the following incremental financial impact to result from this transaction, which is unchanged from the guidance disclosed previously:

•	An increase in monthly revenue of approximately $1 million in the fourth quarter of 2007.
•	A decrease in EBITDA (earnings before interest, taxes, depreciation and amortization) of $0.01 per share in the fourth quarter of 2007.
•	A decrease in EPS due primarily to deal-related amortization and additional stock compensation expense of $0.01-$0.02 in the fourth quarter of 2007.

LivePerson will issue shares of its common stock to Kasamba’s shareholders in a private placement. Such shares will be registered for resale on a Registration Statement on Form S-3.

This release is neither an offer to sell nor a solicitation of offers to purchase common stock of LivePerson. The shares of common stock issued by LivePerson in connection with this transaction will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

About LivePerson

LivePerson is a provider of online conversion solutions. Our hosted software enables companies to identify and proactively engage online visitors-increasing sales, satisfaction and loyalty while reducing service costs. Combining web-interaction technology (chat, email and a self-service knowledgebase) with a deep understanding of consumer behavior and industry best practices, LivePerson's Timpani™ platform engages the right customer, at the right time, with the right communications channel. This Engagement Marketing platform creates more relevant, compelling and personalized experiences-converting traffic into revenues, and facilitating real-time sales and customer service. More than 5,000 companies including EarthLink, Hewlett-Packard, Microsoft, Qwest and Verizon, rely on LivePerson to help maximize the return on their marketing and e-commerce investments. LivePerson is headquartered in New York City.

About Kasamba

Founded in 1999 by Inon Axel, a physicist, and Arthur Fuhrer, a physician, Kasamba, Inc. is an Israel-based, privately held company, whose last investment round was led by JAL Ventures. Kasamba is a provider of online expert advice, with thousands of registered experts and hundreds of thousands of monthly site visitors.

EBITDA Financial Disclosure

Investors are cautioned that the EBITDA, or earnings before interest, taxes, depreciation, amortization and stock-based compensation, information contained in this press release is not a financial measure under generally accepted accounting principles. In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with generally accepted accounting principles, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as one measure of our performance. We caution investors that non-GAAP financial information such as EBITDA, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

Safe Harbor Provision

Statements in this press release regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. It is routine for our internal projections and expectations to change as the quarter progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change prior to the end of the quarter. Although these expectations may change, we are under no obligation to inform you if they do. Our company policy is generally to provide our expectations only once per quarter, and not to update that information until the next quarter. Actual events or results may differ materially from those contained in the projections or forward-looking statements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: risks related to the operational integration of acquisitions; risks associated with expanding our operations in the direct-to-consumer market; risks related to our international operations, particularly our operations in Israel, and the civil and political unrest in that region; our history of losses; potential fluctuations in our quarterly and annual results; impairments to goodwill that result in significant charges to earnings; responding to rapid technological change and changing client preferences; competition in the real-time sales, marketing and customer service solutions market; continued use by our clients of the LivePerson services and their purchase of additional services; technology systems beyond our control and technology-related defects that could disrupt the LivePerson services; risks related to adverse business conditions experienced by our clients; our dependence on key employees; competition for qualified personnel; the impact of new accounting rules, including the requirement to expense stock options; the possible unavailability of financing as and if needed; risks related to protecting our intellectual property rights or potential infringement of the intellectual property rights of third parties; our dependence on the continued use of the Internet as a medium for commerce and the viability of the infrastructure of the Internet; and risks related to the regulation or possible misappropriation of personal information. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements. Readers are referred to the reports and documents filed from time to time by us with the Securities and Exchange Commission for a discussion of these and other important risk factors that could cause actual results to differ from those discussed in forward-looking statements.

# # #